SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):             September 15, 2000

                              EquityAlert.com, Inc.
             (Exact name of registrant as specified in its charter)


Nevada                                 1-15301                     58-2377963
(State or other jurisdiction   (Commission File Number)         (IRS Employer
of incorporation)                                         Identification Number)

1628 West 1st Ave, Suite 216, Vancouver, British Columbia              V6J 1G1
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code: (604) 659-5009


ITEM 1. Changes in Control of Registrant.

None.

ITEM 2.  Acquisition or Disposition of Assets.

On September 15, 2000, EquityAlert.com, Inc. entered into an agreement pursuantto which it sold 100% of the voting common shares of its wholly owned subsidiary, Email Solutions, Inc., a Nevada Corporation, to Entheos Technologies, Inc. for $283,000. Email Solutions, Inc.'s assets consist primarily of software and computer hardware equipment used in the emailing of the EquityAlert.com's public company and mutual fund news alerts. Entheos Technologies will provide emailing services for EquityAlert.com.

Mr. Harmel S. Rayat, a Director and majority shareholder of EquityAlert.com, Inc. is also a Director and majority shareholder of Entheos Technologies, Inc.

ITEM 3. Bankruptcy or Receivership.

None.

ITEM 4.  Changes in Registrant's Certifying Accountant.

None.

ITEM 5.  Other Events.

On September 1, 2000, EquityAlert.com, Inc. entered into an agreement to lease 1488 square feet of office space for C$3500 per month, plus monthly operating expenses of approximately C$400. The lease is for a term of three years, with an option to renew for a further three years. The property, which is located at Suite 216, 1628 West 1st Avenue, Vancouver, BC, V6J 1G1, is owned by Kundan S. Rayat and Tajinder Chohan, the father and wife, respectively, of Harmel S. Rayat, a Director and majority shareholder of EquityAlert.com.

On August 8 the Honorable Roslyn Silver, U.S. District Judge, District of Arizona, issued final judgments of permanent injunction against EquityAlert.com, Inc. and Harmel S. Rayat. The SEC complaint alleged that until May 30, 2000, there was no indication in EquityAlert.com's e-mails or on its website that certain advertisers

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had paid for promotional statements contained in its public company and mutual fund email alerts. The complaint also alleged that from January 1, 2000, through February 15, 2000, EquityAlert.com disseminated daily press releases which compiled and referred to the promotional statements, claiming EquityAlert.com had provided its subscribers with "proprietary coverage" of these "top momentum" issuers and that, like the EquityAlert.com's website and e-mails, these releases failed to disclose the compensation EquityAlert.com received from the issuers whose securities were being described.


Without admitting or denying the SEC's allegations, EquityAlert.com, Inc. and Harmel S. Rayat,a director of EquityAlert.com, consented to the entry of a permanent injunction from future violations of Section 17(b) of the Securities Act of 1933and to the payment, by each, of a civil penalty of $20,000.

ITEM 6.  Resignations of Registrant's Director's

None.

ITEM 7.  Financial Statements and Exhibits.

None.

ITEM 8.  Change in Fiscal Year.

None.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 EquityAlert.com, Inc.

                                                         /s/ Bill Mann
                                                   -------------------
                                             Bill Mann, President/Director

                                                Date: September 15, 2000